Exhibit 99.1

OPTIMER PHARMACEUTICALS, INC. ANNOUNCES PRICING OF

PUBLIC OFFERING OF COMMON STOCK

SAN DIEGO, CA — February 24, 2010 — Optimer Pharmaceuticals, Inc. (NASDAQ: OPTR) today announced the pricing of a public offering of 4,250,000 shares of its common stock. The offering is expected to close on or about March 1, 2010, subject to customary closing conditions. In addition, Optimer has granted the underwriter a 30-day option to purchase up to an additional 637,500 shares to cover over-allotments, if any.

Jefferies & Company, Inc. is acting as sole book-running manager in this offering.

A registration statement relating to the shares has been filed with, and declared effective by, the Securities and Exchange Commission. A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. Copies of the final prospectus supplement and related prospectus, when available, may be obtained from Jefferies & Company, Inc., Attention: Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022 or at (888) 449-2342.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to Optimer’s public offering of common stock and the anticipated closing date of the offering that involve risks and uncertainties. Words such as “believes”, “anticipates”, “plans”, “expects”, “intend”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Optimer’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the underwriter’s consummation of its obligation to purchase the securities, whether Optimer will be able to satisfy its conditions to close the offering, stock price volatility and other risks detailed in Optimer’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Optimer undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

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Contact

Optimer Pharmaceuticals, Inc.

Christina Donaghy, Corporate Communications Manager

John D. Prunty, Chief Financial Officer & VP Finance

858-909-0736